Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K (the “Report”) filed with the Securities and Exchange Commission (the “SEC”) on January 27, 2023 and, if not defined in the Report, the final prospectus and definitive proxy Statement (the “Proxy Statement/Prospectus”) filed with the SEC on December 20, 2022. Unless the context otherwise requires, all references in this section to “Bridger” refer to the new public entity and its wholly-owned subsidiaries after giving effect to the Business Combination.

The unaudited pro forma condensed combined financial information of Bridger has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 and presents the combination of the historical financial information of JCIC and Legacy Bridger adjusted to give effect to the Business Combination, other related events contemplated by the Transaction Agreements (“Other Related Events”) and other financing and reorganization events (“Other Financing and Reorganization Events”).

The unaudited pro forma condensed combined balance sheet as of September 30, 2022 combines the historical unaudited condensed consolidated balance sheet of JCIC as of September 30, 2022 with the historical unaudited condensed consolidated balance sheet of Legacy Bridger as of September 30, 2022 on a pro forma basis as if the Business Combination and Other Related Events, summarized below, had been consummated on September 30, 2022.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2022 and for the year ended December 31, 2021 combine the historical unaudited condensed consolidated statements of operations of JCIC for the nine months ended September 30, 2022 and for the year ended December 31, 2021 and the historical unaudited condensed consolidated statements of operations of Legacy Bridger for the nine months ended September 30, 2022 and for the year ended December 31, 2021, respectively, on a pro forma basis as if each of the Business Combination, Other Related Events and Other Financing and Reorganization Events summarized below had been consummated on January 1, 2021, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in the Report:

•

the historical unaudited condensed consolidated financial statements of JCIC as of and for the nine months ended September 30, 2022 and the historical audited financial statements of JCIC for the year ended December 31, 2021;

•

the historical unaudited condensed consolidated financial statements of Legacy Bridger as of and for the nine months ended September 30, 2022 and the historical audited consolidated financial statements of Bridger for the year ended December 31, 2021; and

•	other information relating to JCIC and Legacy Bridger included in the Report.

The unaudited pro forma condensed combined financial information should also be read together with the section of the Report entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in the Report.

Description of the Business Combination

Pursuant to the Transaction Agreements, JCIC formed Bridger, which has in turn formed and held four new entities—Wildfire Merger Sub I, Wildfire Merger Sub II, Wildfire Merger Sub III and Wildfire GP Sub IV. Subsequently, (i) Wildfire Merger Sub I merged with and into Blocker with Blocker being the surviving entity and Wildfire GP Sub IV becoming general partner of Blocker, (ii) Wildfire Merger Sub II merged with and into JCIC, with JCIC being the surviving entity and (iii) Wildfire Merger Sub III merged with and into Bridger, with Bridger being the surviving entity. As a result of the Business Combination, Blocker, JCIC and Legacy Bridger are subsidiaries of Bridger and JCIC shareholders and Legacy Bridger Equityholders converted their equity ownership in JCIC and Bridger, respectively, into equity ownership in Bridger.

Upon the consummation of the Business Combination, Bridger issued to the Legacy Bridger Equityholders Common Stock and Series A Preferred Stock as summarized below:

•

the surrender and exchange of all 606,061 Legacy Bridger incentive units into 583,308 shares of Common Stock at a deemed value of $10.00 per share as adjusted by the Per Share Common Stock Consideration;

•

the direct or indirect surrender and exchange of the remaining 40,000,000 issued and outstanding shares of Legacy Bridger Common Shares (excluding Legacy Bridger incentive units) into 38,498,436 shares of Common Stock at a deemed value of $10.00 per share as adjusted by the Per Share Common Stock Consideration; and

•	the surrender and exchange of all 315,789.473684 issued and outstanding shares of Legacy Bridger Series C Preferred Shares into 315,789.473684 shares of Series A Preferred Stock.

Other Related Events

Other Related Events occurred in connection with the Business Combination, are summarized below:

•

the filing and effectiveness of the Amended and Restated Charter and the effectiveness of the Amended and Restated Bylaws, each of which occurred immediately prior to the Effective Time and the Closing;

•	the adoption and assumption of the Omnibus Incentive Plan and any grants or awards issued thereunder and adoption of the ESPP upon the Closing to grant equity awards to Bridger employees; and

•

during the Earnout Period following the Closing, JCIC Sponsor subjected 20% of JCIC Sponsor’s issued and outstanding Common Stock (Sponsor Earnout Shares), comprised of two separate tranches of 50% of the Sponsor Earnout Shares per tranche, to potential forfeiture to Bridger for no consideration until the occurrence (or deemed occurrence) of the respective Sponsor Triggering Events. As the Sponsor Triggering Event has not yet been achieved, these issued and outstanding Sponsor Earnout Shares are treated as contingently recallable in the pro forma condensed combined financial information.

Other Financing and Reorganization Events

Other Financing and Reorganization Events consummated by Legacy Bridger that are reflected in the historical financial information of Legacy Bridger and are considered material transactions separate from the Business Combination are summarized below:

•

the redemptions and cancellations in April 2022 of all 60,000,000 issued and outstanding Legacy Bridger Series B Preferred Shares in exchange of $70.0 million payment to the holders of Legacy Bridger Series B Preferred Shares from the proceeds of the issuance of the Legacy Bridger Series C Preferred Shares;

•

the issuance of Series 2022 Bonds in August 2022 in exchange for net proceeds of $155.8 million used for the redemption of Series 2021 Bond at a redemption price equal to 103% of the principal amount with the payment of accrued interest totaling $7.7 million and the full redemptions of the Legacy Bridger Series A Preferred Shares; and

•

the redemptions and cancellations in April and August 2022 of all 10,500,000 issued and outstanding Legacy Bridger Series A Preferred Shares in exchange of $236.3 million payment to the holders of Legacy Bridger Series A Preferred Shares from the proceeds of the issuance of the Legacy Bridger Series C Preferred Shares and Series 2022 Bonds.

Accounting Treatment of the Business Combination

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, JCIC will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of Bridger represent a continuation of the financial statements of Legacy Bridger with the Business Combination treated as the equivalent of Legacy Bridger issuing stock for the net assets of JCIC, accompanied by a recapitalization. The net assets of JCIC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Legacy Bridger in future reports of Bridger.

Legacy Bridger has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Legacy Bridger Equityholders have a relative majority of the voting power of Bridger;

•	Legacy Bridger was significantly larger than JCIC by total assets and total cash and cash equivalents as of the Closing;

•	The Board has nine (9) members, and representatives or designees of the Legacy Bridger Equityholders comprise the majority of the members of the Board;

•	Legacy Bridger’s senior management comprise the senior management roles and be responsible for the day-to-day operations of Bridger;

•	Bridger will assume Legacy Bridger’s name of business;

•	The strategy and operations of Bridger continue Legacy Bridger’s former strategy and operations; and

•	The Business Combination created an operating public company, with management continuing to use Legacy Bridger operations to grow the business.

The Sponsor Earnout Shares are determined to be equity classified instruments of Bridger and the JCIC Warrants are determined to remain liability classified instruments as the Warrants upon the Closing.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information in accordance with GAAP necessary for an illustrative understanding of Bridger upon consummation of the Business Combination. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the Business Combination, Other Related Events and Other Financing and Reorganization Events are expected to be used for general corporate purposes. The unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of Bridger following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. JCIC and Legacy Bridger have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Pursuant to the organizational documents of JCIC, JCIC’s public shareholders were given the opportunity to elect to redeem their public shares in connection with the Closing for cash even if they approved the Business Combination. 34,245,643 JCIC Class A Ordinary Shares were redeemed.

The following summarizes the pro forma fully-diluted Common Stock issued and outstanding immediately after the Business Combination based on Bridger’s capitalization as of January 24, 2023, assuming (i) no additional issuance of Bridger equity and (ii) holders of Series A Preferred Stock exercise their conversion rights at a conversion price of $11.00 per share on February 24, 2023 (31 days after the Closing):

	Number of Shares	% Ownership
Founder and Bridger Management(1)	29,457,134	27.4%
BTO Stockholders(1)	9,624,610	9.0%
Series C Shareholders(2)	30,421,512	28.3%
Public Shareholders	2,084,357	1.9%
Sponsor(3)	2,528,189	2.3%
Independent directors of JCIC	75,000	0.1%
New Award Grants(4)	6,581,496	6.1%
Public Warrants	17,250,000	16.1%
Private Placement Warrants	9,400,000	8.8%

Total	107,422,298	100.0%

(1)	Represents shares of Common Stock to be issued at the Closing to the Legacy Bridger Equityholders.
(2)

The 315,789.473684 shares of Series A Preferred Stock issued in exchange of Legacy Bridger Series C Preferred Shares are convertible at the election of the holders of Series A Preferred Stock to Common Stock based on the Series A Preferred Stated Value and the conversion price of: (i) for conversion before February 23, 2023 (within thirty (30) days after the Closing), $9.00 per share of Common Stock and (ii) for conversion after February 23, 2023 (thirty (30) days after the Closing), $11.00 per share of Common Stock.

(3)

855,000 shares held by the Sponsor are subject to forfeiture if the applicable Triggering Event (as defined in the Proxy Statement/Prospectus) does not occur during the Earnout Period. The 2,528,189 shares owned by the Sponsor are (i) inclusive of the 115,000 shares of Common Stock issuable upon conversion of the $1.2 million previously outstanding balance on the Promissory Note between JCIC and the Sponsor at the Closing and (ii) after taking into account forfeitures of 4,306,811 shares owned by the Sponsor as a result of the amount in the Trust Account after effecting the JCIC Shareholder Redemption being less than $20.0 million, per the JCIC Sponsor Agreement, and donations to charitable organizations of 1,830,000 JCIC Class B Ordinary Shares prior to the Closing.

(4)	Includes grants under the Omnibus Incentive Plan granted prior to the Closing.

If the actual facts are different from these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different and those changes could be material.

Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2022

(in thousands)

	Historical JCIC	Historical Legacy Bridger	Business Combination and Other Related Events	Notes	Pro Forma Combined
Assets

Current assets
Cash and cash equivalents	$52	$94,143	$2,583	A	$73,421
	—	—	(23,357)	B	—
Accounts receivable	—	10,921	—		10,921
Restricted cash	—	12,225	—		12,225
Aircraft support parts	—	1,761	—		1,761
Prepaid expenses and other current assets	142	3,131	2,856	B	6,129
Deferred offering costs	—	4,658	(4,658)	B	—

Total current assets	194	126,839	(22,576)		104,457

Investments held in Trust Account	347,129	—	(347,129)	A	—
Property, plant and equipment, net	—	187,863	—		187,863
Intangible assets, net	—	246	—		246
Goodwill	—	2,458	—		2,458
Other noncurrent assets	—	3,148	—		3,148

Total assets	$347,323	$320,554	$(369,705)		$298,172

Liabilities, Mezzanine Equity and Stockholders’ (Deficit) Equity

Current liabilities
Accounts payable	$5,445	$4,653	$(5,507)	B	$4,591
Accrued expenses and other current liabilities	—	12,356	(3,158)	B	9,198
Current portion of long-term debt	—	2,463	—		2,463
Convertible Note-related party	589	—	(589)	C	—

Total current liabilities	6,034	19,472	(9,254)		16,252

Warrant liabilities	6,929	—	—		6,929
Deferred underwriting fee payable	12,075	—	(12,075)	B	—
Operating right-of-use noncurrent liability	—	757	—		757
Long-term debt, net of debt issuance costs	—	205,715	—		205,715
Long-term accrued expenses and other noncurrent liabilities	—	65	—		65

Total liabilities	25,038	226,009	(21,329)		229,718

JCIC Class A Ordinary Shares subject to possible redemption	347,129	—	(347,129)	A	0
Legacy Bridger Series C Preferred Shares	—	483,385	(483,385)	D	—
Series A Preferred Stock	—	—	325,491	D	325,491

Stockholders’ (deficit) equity
Common Stock	—	—	0	C	5
	—	—	4	D	—
	—	—	1	E	—
	—	—	0	F	—
JCIC Class B Ordinary Shares	1	—	(1)	E	—
Accumulated other comprehensive income	—	1,468	—		1,468
Accumulated deficit	(24,845)	(390,308)	(2,201)	B	(414,312)
	—	—	(24,004)	F	—
	—	—	27,046	G	—
Additional paid-in capital	—	—	2,583	A	155,802
	—	—	(2,218)	B	—
	—	—	589	C	—
	—	—	157,890	D	—
	—	—	0	E	—
	—	—	24,004	F	—
	—	—	(27,046)	G	—

Total stockholders’ (deficit) equity	(24,844)	(388,840)	156,647		(257,037)

Total liabilities, mezzanine equity and stockholders’ (deficit) equity	$347,323	$320,554	$(369,705)		$298,172

Unaudited Pro Forma Condensed Combined Statement of Operations

for the Nine Months Ended September 30, 2022

(in thousands, except per share data)

	Historical JCIC	Historical Legacy Bridger	Other Financing and Reorganization Events	Notes	Business Combination and Other Related Events	Notes	Pro Forma Combined
Revenue	$—	$45,276	$—		$—		$45,276
Cost of revenues:
Flight operations	—	16,635	—		—		16,635
Maintenance	—	11,932	—		—		11,932

Total cost of revenues	—	28,567	—		—		28,567

Gross profit	—	16,709	—		—		16,709
Operating and formation costs	5,813	—	—		—		5,813
General and administrative	—	27,420	—		357	EE	35,976
	—	—	—		8,199	FF	—
Business development	—	1,215	—		4	FF	1,219

Operating loss	(5,813)	(11,926)	—		(8,560)		(26,299)
Interest expense	—	(13,053)	3,587	AA	—		(19,448)
	—	—	(14,162)	BB	—		—
	—	—	261	CC	—		—
	—	—	3,919	DD	—		—
Other (expense) income	—	(139)	845	CC	—		706
Change in fair value of warrant liabilities	7,456	—	—		—		7,456
Change in fair value of Convertible Note—related party	131	—	—		—		131
Interest earned on investments held in Trust Account	2,060	—	—		(2,060)	GG	—

Net income (loss)	$3,834	$(25,118)	$(5,550)		$(10,620)		$(37,454)

Net income attributable to JCIC Class A Ordinary Shares subject to possible redemption per share – basic and diluted	$0.09
Weighted average shares outstanding of JCIC Class A Ordinary Shares subject to possible redemption – basic and diluted	34,500,000
Net income attributable to JCIC Class B Ordinary Shares – basic and diluted	$0.09
Weighted average shares outstanding of JCIC Class B Ordinary Shares – basic and diluted	8,625,000
Net loss attributable to common shareholders—basic and diluted		$(305,482.00)
Net loss per share attributable to common shareholders—basic and diluted		$(7.58)
Weighted average shares outstanding—basic and diluted		40,282,828
Net loss per share attributable to common stockholders—basic and diluted							$(1.27)
Weighted average shares of common stock outstanding—basic and diluted							43,769,290

Unaudited Pro Forma Condensed Combined Statement of Operations

for the Year Ended December 31, 2021

(in thousands, except per share data)

	Historical JCIC	Historical Legacy Bridger	Other Financing and Reorganization Events	Notes	Business Combination and Other Related Events	Notes	Pro Forma Combined
Revenue	$—	$39,384	$—		$—		$39,384
Cost of revenues:
Flight operations	—	15,824	—		—		15,824
Maintenance	—	10,755	—		—		10,755

Total cost of revenues	—	26,579	—		—		26,579

Gross profit	—	12,805	—		—		12,805
Operating and formation costs	2,068	—	—		—		2,068
General and administrative	—	10,849	—		2,677	KK	37,524
	—	—	—		23,998	LL	—
Business development	—	366	—		6	LL	372

Operating (loss) income	(2,068)	1,590	—		(26,681)		(27,159)
Interest expense	—	(9,294)	6,336	HH	—		(21,745)
	—	—	(19,097)	II	—		—
	—	—	310	JJ	—		—
Other (expense) income	—	1,163	(220)	JJ	—		943
Change in fair value of warrant liabilities	22,422	—	—		—		22,422
Loss on initial issuance of Private Placement Warrants	(3,948)	—	—		—		(3,948)
Transaction costs associated with sale of warrants in IPO	(1,361)	—	—		—		(1,361)
Interest earned on investments held in Trust Account	69	—	—		(69)	MM	—

Net income (loss)	$15,114	$(6,541)	$(12,671)		$(26,750)		$(30,848)

Net income attributable to JCIC Class A Ordinary Shares subject to possible redemption per share – basic and diluted	$0.37
Weighted average shares of JCIC Class A Ordinary Shares subject to possible redemption – basic and diluted	32,042,466
Net income attributable to JCIC Class B Ordinary Shares – basic	$0.37
Weighted average shares outstanding of JCIC Class B Ordinary Shares – basic	8,544,863
Net income attributable to JCIC Class B Ordinary Shares – diluted	$0.37
Weighted average shares outstanding of JCIC Class B Ordinary Shares – diluted	8,625,000
Net loss attributable to common shareholders—basic and diluted		$(22,454.00)
Net loss per share attributable to common shareholders—basic and diluted		$(0.56)
Weighted average shares outstanding—basic and diluted		40,122,651
Net loss per share attributable to common stockholders—basic and diluted							$(3.71)
Weighted average shares of common stock outstanding—basic and diluted							43,769,290

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1. Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, JCIC is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of Bridger represents a continuation of the financial statements of Legacy Bridger with the Business Combination treated as the equivalent of Legacy Bridger issuing stock for the net assets of JCIC, accompanied by a recapitalization. The net assets of JCIC are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are presented as those of Legacy Bridger in future reports of Bridger.

The unaudited pro forma condensed combined balance sheet as of September 30, 2022 gives pro forma effect to the Business Combination and Other Related Events as if consummated on September 30, 2022. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2022 and the year ended December 31, 2021 gives pro forma effect to the Business Combination, Other Related Events and Other Financing and Reorganization Events as if consummated on January 1, 2021, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in the Report:

•	the historical unaudited condensed consolidated financial statements of JCIC as of and for the nine months ended September 30, 2022;

•	the historical audited financial statements of JCIC for the year ended December 31, 2021;

•	the historical unaudited condensed financial statements of Legacy Bridger as of and for the nine months ended September 30, 2022;

•	the historical audited consolidated financial statements of Legacy Bridger for the year ended December 31, 2021; and

•	other information relating to JCIC and Legacy Bridger included in the Report.

The unaudited pro forma condensed combined financial information should also be read together with the section of the Report entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in the Report.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of the Report. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers this basis of presentation to be reasonable under the circumstances.

The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the pro forma adjustments as any change in the deferred tax balance would be offset by an increase in the valuation allowance given Legacy Bridger incurred significant losses during the historical periods presented.

2. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments related to the Business Combination and Other Related Events included in the unaudited pro forma condensed combined balance sheet as of September 30, 2022 are as follows:

(A)

Reflects the liquidation and reclassification of $2.6 million of investments held in the Trust Account to cash and cash equivalents, after taking account of public shareholder redemptions, that became available for general corporate use by Bridger and the reclassification of 254,357 shares of JCIC Class A Ordinary Shares after redemptions into permanent equity as shares of Common Stock on a one-to-one basis in connection with the Business Combination.

(B)

Reflects the cash disbursement for the estimated direct and incremental transaction costs of $23.4 million, including $3.5 million deferred underwriting fees related to the JCIC initial public offering after the waiver by J.P. Morgan Securities upon its resignation, the $7.0 million transaction costs paid by JCIC, of which $5.5 million has been accrued by JCIC as of September 30, 2022, the $7.8 million transaction costs incurred by Legacy Bridger, of which $4.7 million has been accrued and capitalized by Legacy Bridger as of September 30, 2022, and the $5.1 million transaction costs incurred by Bridger in connection with the Business Combination. The $1.5 million transaction costs to be accrued by JCIC and $0.2 million of the transaction costs to be accrued by Bridger in connection with the Business Combination were reflected as an adjustment to the unaudited pro forma condensed combined statements of operations to accumulated deficit as described in Note 2 (KK).

(C)	Reflects the settlement of the Promissory Note between JCIC and JCIC Sponsor at the Closing with a conversion to Common Stock at $10.00 per share.

(D)

Reflects the surrender and exchange of all 315,789.473684 issued and outstanding shares of Legacy Bridger Series C Preferred Shares into 315,789.473684 shares of Series A Preferred Stock and the issuance of 39,081,744 shares of Common Stock to the holders of Legacy Bridger Common Shares at the Closing pursuant to the Transaction Agreements to effect the reverse recapitalization. The carrying value of Series A Preferred Stock is based on its maximum redemption value upon the Closing, which does not include an amount calculated from the product of initial issue price multiplied by 0.50 historically included in the carrying value of Legacy Bridger Series C Preferred Shares. The Series A Preferred Stock contains a potential embedded derivative related to a clause which allows for an increase of 2% interest per annum to be accrued by the holders of Series A Preferred Stock in the event of a default under certain financing facilities, including noncompliance with certain financial covenants, during the period from the occurrence of such default until such default is cured or remediated. The fair value of the embedded derivative, if significant, will be recognized as a liability in the consolidated balance sheets with a corresponding expense recorded in the consolidated statements of operations when initially recorded and remeasured to fair value at each balance sheet date in future reporting periods with changes in fair value recorded in the consolidated statements of operations. The Company is refining its fair value estimates of the embedded derivative for the Closing.

(E)

Reflects the conversion of 4,318,189 shares of JCIC Class B Ordinary Shares into shares of Common Stock on a one-to-one basis, including donations to charitable organizations of 1,830,000 JCIC Class B Ordinary Shares, after taking into account forfeitures of 4,306,811 shares owned by the Sponsor upon redemptions by JCIC’s public shareholders at the Closing.

(F)

Reflects the estimated stock-based compensation expense associated with the vesting of the New Award Grants granted to executives and senior management of Bridger with service and performance vesting conditions. Upon the Closing, the performance vesting condition was deemed to be satisfied and 2,400,355 shares of New Award Grants became fully vested.

(G)

Reflects the elimination of JCIC’s historical accumulated deficit after recording the transaction costs incurred by JCIC as described in Note 2 (KK) below with a corresponding adjustment to additional paid-in capital (“APIC”) of Bridger in connection with the reverse recapitalization at the Closing.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The adjustments related to Other Financing and Reorganization Events included in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2022 were as follows:

(AA)	Reflects the elimination of interest expense historically recorded related to the redemptions of the Legacy Bridger Series B Preferred Shares.

(BB)	Reflects the interest expense of $13.6 million and amortization of debt issuance fees of $0.5 million related to the issuance of the Series 2022 Bonds.

(CC)	Reflects the elimination of interest expense and debt issuance costs historically recorded related to the extinguishment of the Series 2021 Bond.

(DD)	Reflects the elimination of interest expense historically recorded related to the redemptions of Legacy Series A Preferred Shares.

The adjustments related to the Business Combination and Other Related Events included in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2022 were as follows:

(EE)	Reflects the directors and officers insurance expenses of Bridger prepaid by JCIC.

(FF)

Reflects the estimated stock-based compensation expense associated with the vesting of the New Award Grants granted to executives and senior management of Bridger with service and performance vesting conditions as the performance condition was deemed to be satisfied.

(GG)	Reflects the elimination of investment income related to investments held in the Trust Account.

The adjustments related to Other Financing and Reorganization Events included in the unaudited pro forma combined statement of operations for the year ended December 31, 2021 were as follows:

(HH)	Reflects the elimination of interest expense historically recorded related to the redemptions of Legacy Bridger Series B Preferred Shares.

(II)	Reflects the interest expense of $18.4 million and amortization of debt issuance fees of $0.7 million related to the issuance of the Series 2022 Bonds.

(JJ)	Reflects the elimination of interest expense and debt issuance costs historically recorded and the loss related to the extinguishment of the Series 2021 Bond.

The adjustments related to the Business Combination and Other Related Events included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 were as follows:

(KK)

Reflects the direct and incremental transaction costs incurred prior to, or concurrent with the Closing by Bridger allocable to the JCIC Warrants, which are liability classified instruments measured at fair value, and transaction costs incurred prior to, or concurrent with the Closing by JCIC and Bridger in connection with the Business Combination.

(LL)

Reflects the estimated stock-based compensation expense associated with the vesting of the New Award Grants granted to executives and senior management of Bridger with service and performance vesting conditions as the performance condition was deemed to be satisfied.

(MM)	Reflects the elimination of investment income related to investments held in the Trust Account.

3. Net Loss per Share

Represents the net loss per share calculated using the pro forma basic and diluted weighted average shares outstanding of Common Stock as a result of the pro forma adjustments. As the Business Combination are being reflected as if the reverse recapitalization had occurred on January 1, 2021, the calculation of weighted average shares outstanding for pro forma basic and diluted net loss per share (i) reflects the historical Bridger common stock, as adjusted by the Per Share Common Stock Consideration, outstanding as of the respective issuance date and (ii) assumes that the new shares issuable relating to the Business Combination have been outstanding as of January 1, 2021, the beginning of the earliest period presented. The public shares of JCIC Class A Ordinary Shares redeemed by JCIC’s public shareholders are eliminated as of January 1, 2021.

Basic and diluted net loss per share attributable to common stockholders are presented in conformity with the two-class method required for participating securities. The Sponsor Earnout Shares are securities that do not contractually entitle the holders of such shares to participate in nonforfeitable dividends and do not contractually obligate the holders of such shares to participate in losses. The unaudited pro forma condensed combined statement of operations reflects a net loss for the period presented and, accordingly, no loss amounts have been allocated to the Sponsor Earnout Shares. The Sponsor Earnout Shares have also been excluded from basic and diluted pro forma net loss per share attributable to common stockholders as such shares of Common Stock are contingently recallable until the Sponsor Triggering Event have occurred.

The unaudited pro forma condensed combined per share information has been presented under the two assumed redemption scenarios as follows:

(in thousands, except share and per share data)	Nine Months Ended September 30, 2022	Year Ended December 31, 2021
Numerator:
Net loss	$(37,454)	$(30,848)
Series A Preferred Stock—adjustment to maximum redemptions value(1)	(17,918)	(49,597)
Series A Preferred Stock—adjustment for deemed dividend upon Closing(2)	—	(82,074)

Net loss attributable to common stockholders – basic and diluted	$(55,372)	$(162,519)

Denominator:
Founder and Bridger Management	29,457,134	29,457,134
BTO Stockholders	9,624,610	9,624,610
Public Shareholders	2,084,357	2,084,357
Sponsor and independent directors of JCIC	2,603,189	2,603,189

Weighted average shares outstanding – basic and diluted	43,769,290	43,769,290

Net loss per share attributable to common stockholders – basic and diluted	$(1.27)	$(3.71)

(1)

Following the Closing, the maximum redemptions value of Series A Preferred Stock does not include an amount calculated from the product of initial issue price multiplied by 0.50 historically included in the maximum redemptions value of Legacy Bridger Series C Preferred Shares.

(2)

The Closing triggers a down round conversion feature embedded in the Series A Preferred Stock. The Company expects to recognize the effect of the down round conversion feature as a deemed dividend, increasing the loss available to common stockholders in the computation of net loss per share. The deemed dividend adjustment to the pro forma net loss per share is estimated based on preliminary fair values of the Series A Preferred Stock on an as-converted basis assuming maximum redemptions value at the maturity date of April 25, 2032 at the initial conversion price of $12.929104 per share before the Closing (pursuant to the terms of the Legacy Bridger Series C Preferred Shares) and the conversion price of $11.00 per share 31 days after the Closing (pursuant to the terms of the Series A Preferred Stock). The Company is refining the estimated fair values of the Series A Preferred Stock based on current information available upon the Closing.

Following the Closing, the following outstanding shares of common stock equivalents were excluded from the computation of pro forma diluted net loss per share for all the periods and scenarios presented because including them would have had an anti-dilutive effect:

	Nine Months Ended September 30, 2022	Year Ended December 31, 2021
Series A Preferred Stock—If converted (1)	30,421,512	30,421,512
New Award Grants	6,581,496	6,581,496
Public Warrants	17,250,000	17,250,000
Private Placement Warrants	9,400,000	9,400,000

(1)	Assumes conversion of Series A Preferred Stock at a conversion price of $11.00 per share at 31 days after the Closing.